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                                                                   EXHIBIT 10.17

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH ON THE REVERSE.

                             AMENDED AND RESTATED
                                PROMISSORY NOTE
                                   ISSUED BY
                              BOARDRUSH MEDIA LLC

                   6.32% Secured Non-Recourse Note due 2004


No. 3                                                              $2,110,618.28

     Boardrush Media LLC, a limited liability company formed under the laws of the State of New York ("Issuer"), for value received, hereby promises to pay to JFAX.COM, Inc., or registered assigns (the "holder"), the principal sum of $2,110,618.28 on December 31, 2002 (the "Maturity Date"), and to pay interest thereon from January 1, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable monthly on the last Business Day of each month, commencing in January 2000, at a rate of 6.32% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, will be paid to the person in whose name this Note (or a predecessor note) is registered at the close of business on the fifth Business Day next preceding the Maturity Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest, to be fixed by the Issuer, or be paid at any time in any other lawful manner.

     This Note is issued pursuant to a Note Agreement, dated as of March 17, 1997 (as amended by a letter agreement, dated as of June 1, 1999, and a modification agreement, dated as of January 1, 2000, the "Note Agreement"), between the Issuer and JFAX.COM, Inc., as the initial Investor named therein, and is subject to the provisions thereof, including the restrictions on transfer contained therein. The Notes shall be issuable solely in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement.

     The indebtedness evidenced by this Note is, to the extent provided in the Note Agreement, subject to the provisions stating that this Note is a non-recourse obligation of the Issuer, with recourse solely against the Collateral, as provided in Section 5.2 of the Note Agreement, and provisions permitting payment of this Note by the Issuer through the provision of consulting services to JFAX.COM, Inc., as provided in Section 5.3 of the Note Agreement, and this
Note is issued subject to the provisions of the Note Agreement with respect thereto, including Section 5.4 of the Note Agreement. The holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

     Payment of this Note will be made by wire transfer to the address or account specified by the holder or, in the absence of such specification, by check mailed to the holder at his address appearing in the Notes register.

     Upon the occurrence of any Event of Default under the Note Agreement, this Note (including principal, interest, and all other amounts) shall be immediately due and payable. This Note is subject to redemption, either (a) mandatorily, in whole, at such time as the common stock of JFAX.COM, Inc. has become publicly traded (as defined for purposes of the Note Agreement) and the Issuer, Mr. Jens Muller and their Affiliates have sold at least $6 million in value of such common stock, or (b) optionally, in whole or in part, at the option of the Issuer, in either case at 100% of the principal amount hereof (or the portion to be redeemed) together with accrued interest to the redemption date, as set forth in the Note Agreement.

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     The Notes are issuable only in registered form without coupons and transfers will be effected only on the Notes register maintained as provided in
Section 7.5 of the Note Agreement.

     The undersigned Issuer hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.


IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.


Dated: January 1, 2000


                                                 BOARDRUSH MEDIA LLC


                                                 By:   /s/  Jens Muller
                                                     -----------------------
                                                     Name:  Jens Muller
                                                     Title: Manager




THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THE NOTE AGREEMENT, DATED AS OF MARCH 17 1997, BETWEEN BOARDRUSH LLC, AS ISSUER, AND JFAX COMMUNICATIONS, INC., AS THE INVESTOR NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF JFAX COMMUNICATIONS, INC., AND WHICH RESTRICTIONS REQUIRE, AS A CONDITION TO ANY TRANSFER, APPROPRIATE DOCUMENTATION TO EVIDENCE COMPLIANCE WITH APPLICABLE SECURITIES LAWS, INCLUDING AN OPINION OF COUNSEL WITH RESPECT THERETO.

NO REGISTRATION OF TRANSFER OF THIS SECURITY WILL BE EFFECTED ON THE NOTES REGISTER UNLESS AND UNTIL SUCH RESTRICTIONS ARE COMPLIED WITH.

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